Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated with their respective names below, hereby constitutes and appoints John DeZee as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 of Century Aluminum Company, any and all amendments (including any post-effective amendments) and supplements to such registration statement on Form S-3, and any related registration statement and its amendments filed pursuant to Rule 462(b) under the Securities Act of 1933 (the “Securities Act”), and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and to comply with the Securities Act and the rules, regulations and requirements thereof, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Jesse E. Gary Jesse E. Gary	President and Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2022

/s/ Andrew Michelmore Andrew Michelmore	Chairman	May 2, 2022

/s/ Jarl Berntzen Jarl Berntzen	Director	May 4, 2022

/s/ Errol Glasser Errol Glasser	Director	May 4, 2022

/s/ Wilhelm van Jaarsveld Wilhelm van Jaarsveld	Director	April 29, 2022

/s/ Jennifer Bush Jennifer Bush	Director	April 29, 2022

/s/ Michelle M. Harrison Michelle M. Harrison	Senior Vice President, Finance and Treasurer (Principal Financial Officer)	April 28, 2022

/s/ Robert Hoffman Robert Hoffman	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 28, 2022